                                   EXHIBIT 4.2

        FORM OF INDIVIDUAL EMPLOYEE OR CONSULTANT STOCK OPTION AGREEMENT

         On February 24, 2000 RateXchange Corporation's Board of Directors authorized the issuance of options to purchase an aggregate of 4,290,000 shares of common stock to approximately thirty-five officers, directors and employees of and consultants to RateXchange, at a strike price of $7.00. Of these options, 75,000 were revoked prior to vesting and 968,750 vested immediately. An additional 400,000 options vested as of March 2000 upon meeting a vesting provision that the Company's stock price trade at $20 or more for ten consecutive days. Another 300,000 options are scheduled to vest in the event RateXchange completes a second public offering pursuant to which the Company's shares are sold for at least $15. The remaining options vest over periods of between one and four years. All of the options expire on February 24, 2005.


                 NON-QUALIFIED, NON-PLAN STOCK OPTION AGREEMENT


         This Non-Qualified, Non-Plan Stock Option Agreement is made effective the 24th day of February, 2000 (which date is hereinafter referred to as the "DATE OF GRANT") by and among RATEXCHANGE CORPORATION, a Delaware corporation hereinafter referred to as the "COMPANY") and __________________________________
(hereinafter referred to as "OPTIONEE"). If Optionee is presently or subsequently becomes employed by or retained by a subsidiary of the Company, the term "Company" shall be deemed to refer collectively to RateXchange Corporation and the subsidiary or subsidiaries which employ or retain the Optionee.


                                    RECITALS

         A. From time to time, the Company grants stock options to key employees, officers, consultants and directors of the Company as an incentive to encourage such persons to remain in its service and to enhance the ability of the Company to attract new employees, officers, consultants and directors whose services are considered unusually valuable by providing an opportunity to have a proprietary interest in the success of the Company; and

         B. The Company's Board of Directors (the "BOARD") believes that the granting of the Option herein described to Optionee is consistent with the stated purposes for the grant of a stock option.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Optionee agree as follows:

         1. Grant of Option. The Company hereby grants to Optionee the right and option (hereinafter referred to as the "OPTION") to purchase an aggregate of ______________ shares

(such number being subject to adjustment as provided in paragraph number 12 hereof) of RateXchange Corporation (the "STOCK") on the terms and conditions herein set forth. This Option may be exercised in whole or in part and from time to time only to the extent the Option is vested and as hereinafter provided.

         2. Vesting. Unless otherwise agreed, the Option shall vest as follows:

         (a) Employees:

                  (i) Twenty-five percent (25%) of the shares shall vest twelve
(12) months after the Date of Grant;

                  (ii) One-thirty sixth (1/36) of the remaining shares shall vest each month thereafter.

         (b) Consultants:

                  (i) Fifty percent (50%) of the shares shall vest immediately on the Date of Grant;

                  (ii) One-twelfth (1/12) of the remaining shares shall vest each month thereafter.

         (c) Board Members:

                  (i) Fifty percent (50%) of the shares shall vest immediately on the Date of Grant;

                  (ii) Fifty percent (50%) of the shares shall vest 12 months after the Date of Grant.

         3. Purchase Price. The price at which Optionee shall be entitled to purchase the Stock covered by the Option shall be $7.00 per share.

         4. Term of Option. The Option hereby granted shall be and remain in force and effect for a period of five (5) years from the Date of Grant, through and including the normal close of business of the Company on February 24, 2005 (hereinafter referred to as the "EXPIRATION DATE"), subject to earlier termination as provided in paragraphs 8 and 9 hereof.

         5. Exercise of Option. The Option may be exercised by Optionee at any time and from time to time on or after the vesting date set forth above, and through the Expiration Date as to all or any part of the shares of the Stock then vested by delivery to the Company of written notice of exercise and payment of the purchase price as provided in paragraphs 6 and 7 hereof.

         6. Method of Exercising Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by timely delivery to the Company of an executed written Stock Option Exercise Agreement in the form attached hereto as Exhibit 1, which agreement shall be effective on the date received by the Company (the "EFFECTIVE DATE"). The agreement shall state Optionee's election to exercise the Option, the number of shares in respect of which an election to exercise has been made, the method of payment elected (see paragraph 7 hereof), the exact name or names in which the shares will be registered and the Social Security number of Optionee. Such notice shall be signed by the Optionee and shall be accompanied by payment of the purchase price of such shares. In the event the Option shall be exercised by a person or persons other than Optionee pursuant to paragraph 9 hereof, such notice shall be signed by such other person or persons and shall be accompanied by proof acceptable to the Company of the legal right of such person or persons to exercise the Option. All shares delivered by the Company upon exercise of the Option as provided herein shall be fully paid and nonassessable upon delivery.

         7. Method of Payment for Options. Payment for shares purchased upon the exercise of the Option shall be made by the Optionee in cash or such other method permitted by the Board in its sole discretion, including (i) tendering shares, (ii) broker-assisted cashless exercise, or (iii) any combination of the above.

         8. Termination of Employment. In the event that Optionee is terminated as an employee of or consultant to the Company for any reason other than for Cause, as defined below, then Optionee may at any time within three (3) months next succeeding the effective date of such termination exercise the Option to the extent that Optionee was entitled to exercise the Option at the date of termination, provided that in no event shall the Option, or any part thereof, be exercisable after the Expiration Date. If Optionee's employment or service is terminated for Cause, the Option shall lapse at the time of such termination. For purposes of this Agreement, "Cause" means if the Board, in its reasonable and good faith discretion, determines that Optionee (i) has developed or pursued interests substantially adverse to the Company, (ii) materially breached any employment, engagement or confidentiality agreement or otherwise failed to satisfactorily discharge Optionee's duties, (iii) has not devoted all or substantially all of his business time, effort and attention to the affairs of the Company (or such lesser amount as has been agreed to in writing by the Company), (iv) is convicted of a felony involving moral turpitude, or (v) has engaged in activities or omissions that are detrimental to the well-being of the Company. Nothing in this Agreement shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company or limit in any way the right of the Company to terminate Optionee's employment or other relationship at any time, with or without cause.

         9. Death of Optionee. In the event of the death of Optionee within a period during which the Option, or any part thereof, could have been exercised by Optionee, including three (3) months after the date of Optionee's death (the "OPTION PERIOD"), the Option shall lapse unless it is exercised within the Option Period and in no event later than fifteen (15) months after the date of Optionee's death by the Optionee's legal representative or representatives or by the person or persons entitled to do so under Optionee's last will and testament or if the Optionee fails to make a testamentary disposition of such Option or shall die intestate, by the person or persons entitled to receive such Option under the applicable laws of descent and distribution. An Option may be exercised following the death of the Optionee only if the Option was exercisable by the Optionee immediately prior to Optionee's death. In no event shall the Option, or any part thereof, be exercisable after the Expiration Date. The Board shall have the right to require evidence satisfactory to it of the rights of any person or persons seeking to exercise the Option under this paragraph 9 to exercise the Option.

         10. Nontransferability. The Option granted by this Option Agreement shall be exercisable only during the term of the Option provided in paragraph 4 hereof and, except as provided in paragraphs 8 and 9 above, only by Optionee during Optionee's lifetime and while an employee, officer, consultant or director of the Company. No right or interest of Optionee in the option may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company, or shall be subject to any lien, obligation, or liability of Optionee to any other party other than the Company.

         11. Delivery of Shares. No shares of Stock shall be delivered upon exercise of the Option until (i) the purchase price shall have been paid in full in the manner herein provided; (ii) applicable taxes required to be withheld have been paid or withheld in full; (iii) approval of any governmental authority required in connection with the Option, or the issuance of shares thereunder, has been received by the Company; and (iv) if required by the Board, Optionee has delivered to the Board a written statement in form and content satisfactory to the Company as provided in paragraph 13 hereof.

         12. Adjustments. In the event a stock dividend is declared upon the Stock, the shares of Stock then subject to the Option shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the Stock shall be changed into or exchanged for a different number or class of shares of Stock or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, there shall be substituted for each such share of Stock then subject to the Option the number and class of shares of Stock into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to the Option.

         13. Securities Act. The Company shall have the right, but not the obligation, to cause the shares of Stock issuable upon exercise of the Option to be registered under the appropriate rules and regulations of the Securities and Exchange Commission. The Company shall not be required to deliver any shares of Stock pursuant to the exercise of all or any part of the Option if, in the opinion of counsel for the Company, such issuance would violate the Securities Act of 1933 or any other applicable federal or state securities laws or regulations. The Company may require that Optionee, prior to the issuance of any such shares pursuant to exercise of the Option, sign and deliver to the Company a written statement containing such terms and conditions as counsel for the Company may reasonably require to assure compliance with the Securities Act of 1933 or other applicable federal or state securities laws and regulations.

         14. Federal and State Taxes. Upon exercise of the Option, or any part thereof, the Optionee may incur certain liabilities for federal, state or local taxes and the Company may be required by law to withhold such taxes for payment to taxing authorities. Upon determination by the Company of the amount of taxes required to be withheld, if any, with respect to the shares to be issued pursuant to the exercise of the Option, Optionee must pay all minimum statutory Federal, state, and local tax withholding requirements.

         15. Administration. This Option Agreement shall at all times be administered by the Board and decisions of the majority of the Board with respect to this Option Agreement shall be final and binding upon Optionee and the Company.

         16. Obligation to Exercise. Optionee shall have no obligation to exercise any option granted by this Agreement.

         17. Governing Law. This Option Agreement shall be interpreted and administered under the laws of the State of California without regard to conflict of law principles.

         18. Amendments. This Option Agreement may be amended only by a option agreement executed by the Company and Optionee. The Company and Optionee acknowledge that changes in federal tax laws enacted subsequent to the Date of Grant, and applicable to stock options, may provide for tax benefits to the Company or Optionee. In any such event, the Company and Optionee agree that this Option Agreement may be amended as necessary to secure for the Company and Optionee any benefits that may result from such legislation. Any such amendment shall be made only upon the mutual consent of the parties, which consent (of either party) may be withheld for any reason.

         IN WITNESS WHEREOF, the Company has caused this Option Agreement to be duly executed and Optionee has hereunto set his or her hand as of the date first written above.

                                       RATEXCHANGE CORPORATION




                                       -----------------------------------------
                                       By:
                                            ------------------------------------
                                       Its:
                                           -------------------------------------


                                       OPTIONEE



                                       -----------------------------------------

                                    EXHIBIT 1

                         STOCK OPTION EXERCISE AGREEMENT


         This Agreement is made this _____ day of ________________, 2000 between RateXchange Corporation, a Delaware corporation (the "Company"), and the optionee named below ("Optionee").

         The Company and Optionee hereby agree as follows:

         1. PURCHASE OF SHARES. On this date and subject to the terms and conditions of this Agreement, Optionee hereby exercises the Non-Qualified, Non-Plan Stock Option Agreement between the Company and Optionee dated effective February 24, 2000 (the "Option"), with respect to __________ Shares [COMPLETE] of the Company's Common Stock (the "Shares") at an aggregate purchase price equal to $__________ [COMPLETE] (the "Purchase Price"). The term "Shares" refers to the Shares purchased under this Agreement and includes all securities received (a) in replacement of the Shares, and (b) as a result of stock dividends or stock splits in respect of the Shares. Capitalized terms used herein that are not defined herein have the definitions ascribed to them in the Option.

         2. REPRESENTATIONS OF PURCHASER. Optionee represents and warrants to the Company that:

         (a) Optionee has received, read and understood the Option and agrees to abide by and be bound by its terms and conditions.

         (b) Optionee is capable of evaluating the merits and risks of this investment, has the ability to protect Optionee's own interests in this transaction and is financially capable of bearing a total loss of this investment.

         (c) Optionee is fully aware of (i) the highly speculative nature of the investment in the Shares, and (ii) the financial hazards involved.

         (d) Optionee is purchasing the Shares for Optionee's own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the "1933 Act").

         3. COMPLIANCE WITH SECURITIES LAWS. Optionee understands and acknowledges that the exercise of any rights to purchase any Shares is expressly conditioned upon compliance with the 1933 Act and all applicable state securities laws. Optionee agrees to cooperate with the Company to ensure compliance with such laws.

         4. RESTRICTIONS ON TRANSFER. Optionee understands that the Shares must be held indefinitely unless they are registered under the 1933 Act or unless an exemption from such registration is available. If Optionee is an affiliate or control person, Optionee understands that the Shares are "control shares" that must be sold in compliance with Rule 144 promulgated under the 1933 Act. Optionee also understands that the Company is under no obligation to register the

Shares, and that an exemption may not be available or may not permit Optionee to transfer Shares in the amounts or at the times proposed by Optionee. Optionee further understands that the transfer of the Shares may be restricted by applicable state securities laws.

         5. STOP-TRANSFER NOTICES. Optionee understands and agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

         6. TAX CONSEQUENCES. OPTIONEE UNDERSTANDS THAT OPTIONEE MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF OPTIONEE'S PURCHASE OR DISPOSITION OF THE SHARES. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH ANY TAX CONSULTANT(S) OPTIONEE DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

         7. ENTIRE AGREEMENT. The Option is incorporated herein by reference. This Agreement and the Option constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and are governed by California law.


Submitted By:                          Accepted By:

"OPTIONEE"                             "COMPANY"

                                       RATEXCHANGE CORPORATION,
                                       a Delaware corporation





____________________________           By:____________________________________

Name:_______________________
                                       Name:__________________________________
Address:____________________
        ____________________           Title:_________________________________
        ____________________


Dated:   ______ __, ____               Dated:   ______ __, _____



Register Shares in the Following Name: _________________________________

Social Security Number of Optionee:  ___________________________________



                                       2